As filed with the Securities and Exchange Commission on January 24, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	46-3472728
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

1001 Louisiana Street
Houston, Texas 77002

 (Address of principal executive offices, including zip code)

EP Energy Corporation 2014 Omnibus Incentive Plan

(Full title of the plan)

Marguerite N. Woung-Chapman
Senior Vice President, General Counsel and Corporate Secretary
EP Energy Corporation

1001 Louisiana Street

Houston, Texas 77002
713-997-1200

(Telephone number, including area code, of agent for service)

Copies to:

Rosa A. Testani

John Goodgame

Akin Gump Strauss Hauer &

Feld LLP

One Bryant Park

New York, NY 10036

212-872-8115

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒

(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.01	12,433,749	$18.28	$227,288,931.72	$29,274.81

(1)                                 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Class A Common Stock as may become issuable pursuant to the anti-dilution adjustment provisions of the EP Energy Corporation 2014 Omnibus Incentive Plan.

(2)                                 Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and 457(h) under the Securities Act.  The price for the 12,433,749 shares of Class A Common Stock being registered hereby is based on a price of $18.28, which is the average of the high and low trading prices per share of Class A Common Stock of EP Energy Corporation as reported by the New York Stock Exchange on January 21, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EP Energy Corporation (the “Registrant”) will provide all participants in the EP Energy Corporation 2014 Omnibus Incentive Plan (the “Plan”) with the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)                                 The Registrant’s prospectus, dated January 16, 2014, filed with the Commission pursuant to Rule 424(b) under the Securities Act on January 21, 2014, relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-190979).

(b)                                 The Registrant’s Current Report on Form 8-K (File No. 001-36253) filed with the Commission on January 23, 2014.

(c)                                  The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-36253) filed with the Commission on January 6, 2014 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which in turn incorporates by reference the description in the prospectus referred to in clause (a) above, including any subsequently filed amendments and reports updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. The Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director, officer or board observer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the DGCL. These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Pursuant to Section 102(b)(7) of the DGCL, the Registrant’s Second Amended and Restated Certificate of Incorporation eliminates the personal liability of a director to the Registrant or the Registrant’s stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

•                  for any breach of the director’s duty of loyalty to the Registrant or the Registrant’s stockholders;

•                  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the DGCL (or any successor provision thereto); and

•                  for any transaction from which the director derived any improper personal benefit.

The above discussion of Section 145 of the DGCL and of the Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the DGCL, the Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

As permitted by Section 145 of the DGCL, the Registrant carries primary and excess insurance policies insuring the Registrant’s directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under the policies, the insurer, on the Registrant’s behalf, may also pay amounts for which the Registrant granted indemnification to the Registrant’s directors and officers.

The Registrant has entered into separate indemnification agreements with each of the Registrant’s officers and directors which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify the Registrant’s directors against liabilities that may arise by reason of their status or service as directors and to advance any expenses incurred as a result of any proceeding against them as to which they could be indemnified. The form of such indemnification agreements is filed as Exhibit 10.41 to the Registrant’s registration statement on Form S-1/A (File No. 333-190979), filed with the Commission on January 6, 2014.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of EP Energy Corporation (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed on January 23, 2014, File No. 001-36253).

4.2	Amended and Restated Bylaws of EP Energy Corporation (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed on January 23, 2014, File No. 001-36253).

4.3	EP Energy Corporation 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed on January 23, 2014, File No. 001-36253).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers, LLP.

23.3*	Consent of Ryder Scott Company, L.P.

23.4*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page hereof).

* Filed herewith

Item 9.  Undertakings.

(a)                                 The undersigned Registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 24, 2014.

EP Energy Corporation

By:	/s/ Brent J. Smolik
Brent J. Smolik
President, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Marguerite N. Woung-Chapman and Dane E. Whitehead, and each of them, severally, any of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date presented. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ Brent J. Smolik	President, Chief Executive Officer and Chairman of	January 24, 2014
Brent J. Smolik	the Board(Principal Executive Officer)

/s/ Dane E. Whitehead	Executive Vice President and Chief Financial Officer	January 24, 2014
Dane E. Whitehead	(Principal Financial Officer)

/s/ Francis C. Olmsted III	Vice President and Controller (Principal Accounting	January 24, 2014
Francis C. Olmsted III	Officer)

/s/ Ralph Alexander	Director	January 24, 2014
Ralph Alexander

/s/ Gregory A. Beard	Director	January 24, 2014
Gregory A. Beard

/s/ Wilson B. Handler	Director	January 24, 2014
Wilson B. Handler

/s/ John J. Hannan	Director	January 24, 2014
John J. Hannan

/s/ Michael Helfer	Director	January 24, 2014
Michael Helfer

/s/ Sam Oh	Director	January 24, 2014
Sam Oh

/s/ Ilrae Park	Director	January 24, 2014
Ilrae Park

/s/ Robert M. Tichio	Director	January 24, 2014
Robert M. Tichio

/s/ Donald A. Wagner	Director	January 24, 2014
Donald A. Wagner

/s/ Rakesh Wilson	Director	January 24, 2014
Rakesh Wilson

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1

Second Amended and Restated Certificate of Incorporation of EP Energy Corporation (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed on January 23, 2014, File No. 001-36253).

4.2	Amended and Restated Bylaws of EP Energy Corporation (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K filed on January 23, 2014, File No. 001-36253).

4.3	EP Energy Corporation 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K filed on January 23, 2014, File No. 001-36253).

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP as to the legality of the securities being registered.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of PricewaterhouseCoopers, LLP.

23.3*	Consent of Ryder Scott Company, L.P.

23.4*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page hereof).

* Filed herewith.